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                                                                    Exhibit 1.01

                             UNDERWRITING AGREEMENT

                                 DEBT SECURITIES
                                  COMMON STOCK
                                 PREFERRED STOCK
                                    WARRANTS

     1. INTRODUCTORY. Acusphere, Inc., a Delaware corporation ("COMPANY"), proposes to issue and sell from time to certain of its unsecured debt securities, preferred stock, $0.01 par value ("PREFERRED STOCK"), common stock, $0.01 par value ("COMMON STOCK"), warrants to purchase debt securities ("DEBT SECURITY WARRANTS"), warrants to purchase shares of Preferred Stock ("PREFERRED STOCK WARRANTS") and warrants to purchase shares of Common Stock ("COMMON STOCK WARRANTS") (collectively, the Debt Security Warrants, Preferred Stock Warrants and Common Stock Warrants are referred to herein as the "WARRANTS") registered under the registration statement referred to in Section 2(a) ("REGISTERED SECURITIES"). The Registered Securities constituting debt securities will be
issued under an indenture, dated as of                  , ("INDENTURE"), between
the Company and The Bank of New York as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms. The Registered Securities constituting Preferred Stock may be issued in one or more series, which series may vary as to dividend rates, redemption provisions, selling prices and other terms. The Registered Securities constituting Warrants will be issued under a separate warrant agreement (each, a "WARRANT AGREEMENT") between the Company and the warrant agent identified therein. The Warrants may vary, as applicable, as to, among other terms, title, type, specific number, exercise dates or periods, exercise prices, expiration dates and terms of the related underlying securities. Particular series or offerings of Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

     The Registered Securities involved in any such offering are hereinafter referred to as the "OFFERED SECURITIES". The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "UNDERWRITERS" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "REPRESENTATIVES"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

          (a) A registration statement (No. 333-    ), including a prospectus,
     relating to the Registered Securities has been filed with the Securities and Exchange Commission ("COMMISSION") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "REGISTRATION STATEMENT", and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities (if they are debt securities or Preferred Stock) and the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Securities Act of 1933 ("Act"), including all material incorporated by reference therein, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          (b) On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on

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     the date of each Terms Agreement referred to in Section 3, the Registration
     Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

          (c) The Company is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to so qualify would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

          (d) Each subsidiary of the Company is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to so qualify would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

          (e) If the Offered Securities are debt securities, the Indenture has been duly authorized and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below) or pursuant to Delayed Delivery Contracts (as hereinafter defined), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Prospectus and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (f) If the Offered Securities are Preferred Stock, the Offered Securities have been duly authorized and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date, such Offered Securities will have been validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

          (g) If the Offered Securities are Common Stock, the Offered Securities and all other outstanding shares of Common Stock of the Company have been duly authorized; all outstanding shares of Common Stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

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          (h) If the Offered Securities are convertible into Common Stock of the
     Company, when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date, such Offered Securities will be convertible into Common Stock of the Company in accordance with their terms (if the Offered Securities are Preferred Stock) or the Indenture (if the Offered Securities are debt securities); the shares of Common Stock initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Common Stock to be issued upon conversion.

          (i) If the Offered Securities are Common Stock or are convertible into Common Stock, except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering of the Offered Securities.

          (j) If the Offered Securities are Common Stock or are convertible into Common Stock, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, except in each case in connection with securities offered or to be offered pursuant to registration statements filed by the Company under the Act prior to the date of the Prospectus.

          (k) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and, if the Offered Securities are debt securities, the Trust Indenture Act and such as may be required under state securities laws.

          (l) If the Offered Securities are Warrants, the Warrant Agreement has been duly authorized and the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below) or pursuant to Delayed Delivery Contracts (as hereinafter defined), the Warrant Agreement will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Prospectus and the Warrant Agreement and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (m) If the Offered Securities are Common Stock Warrants or Preferred Stock Warrants, when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date, the shares of Common Stock or Preferred Stock of the Company, as applicable, initially issuable upon exercise of such Offered Securities will have been duly authorized and reserved for issuance upon such exercise of such Offered Securities and, when issued upon such exercise, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock (if the Offered Securities are Common Stock Warrants) or Preferred Stock (if the Offered Securities are Preferred Stock Warrants) of the Company, as applicable, have been duly authorized and validly issued, are fully paid and

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     nonassessable and conform to the description thereof contained in the
     Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Common Stock or Preferred Stock, as applicable, to be initially issued upon exercise of such Offered Securities.

          (n) If the Offered Securities are Debt Security Warrants, when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date, the debt securities initially issuable upon exercise of such Offered Securities will have been duly authorized for issuance upon such exercise of such Offered Securities and, when issued upon such exercise and authenticated in the manner provided for in the Indenture and delivered in accordance with the terms of the Debt Security Warrants, will conform to the description thereof contained in the Prospectus and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (o) The execution, delivery and performance of the Indenture (if the Offered Securities are debt securities), the Warrant Agreement (if the Offered Securities are Warrants), the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and, if the Offered Securities are debt securities, Preferred Stock or Warrants, compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (1) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any subsidiary of the Company or any of their properties, (2) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (3) the charter or by-laws of the Company or any such subsidiary, except, in the case of subclauses (1) and (2), such breaches, violations and defaults which would not individually or in the aggregate have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement).

          (p) The Terms Agreement (including the provisions of this Agreement) and, if the Offered Securities are debt securities or Preferred Stock, any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

          (q) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (r) Except as disclosed in the Prospectus, the Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (s) Except as disclosed in the Prospectus, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

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          (t) Except as disclosed in the Prospectus, the Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (u) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          (v) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture (if the Offered Securities are debt securities), the Warrant Agreement (if the Offered Securities are Warrants), the Terms Agreement (including the provisions of this Agreement) or any Delayed Delivery Contracts, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

          (w) The financial statements included in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; provided, however, that those financial statements that are unaudited are subject to year-end adjustments and do not contain all footnotes required under generally accepted accounting principles; any schedules included in the Registration Statement present fairly the information required to be stated therein; and if pro forma financial statements are included in the Registration Statement and Prospectus, the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (x) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

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          (y) The Company is subject to the reporting requirements of either
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

          (z) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

     3. PURCHASE AND OFFERING OF OFFERED SECURITIES. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("TERMS AGREEMENT") at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount or number of shares or Warrants to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and (if the Offered Securities are debt securities, Preferred Stock or Warrants) the terms of the Offered Securities not already specified (in the Indenture, in the case of Offered Securities that are debt securities and in the Warrant Agreement, in the case of Offered Securities that are Warrants), including, but not limited to, interest rate (if debt securities), dividend rate (if Preferred Stock), maturity (if debt securities), any redemption provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the "LEAD UNDERWRITER") and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "CLOSING DATE"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering, other than Contract Securities for which payment of funds and delivery of securities shall be as hereinafter provided. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

     If the Terms Agreement provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("DELAYED DELIVERY CONTRACTS") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount or number of shares of Offered Securities to be sold pursuant to Delayed Delivery Contracts ("CONTRACT SECURITIES"). The Underwriters will not have any responsibility in respect of the validity or the performance of

     Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount or number of shares of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount or number of shares of Offered Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Lead Underwriter determines that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Lead Underwriter not later than the business day prior to the Closing Date of the principal amount or number of shares of Contract Securities.

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     If the Offered Securities are debt securities and the Terms Agreement specifies "Book-Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account previously designated by the Company at a bank acceptable to the Lead Underwriter, in each case drawn to the order of Acusphere, Inc. at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

     4. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

          (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

          (b) The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any

     Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

          (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

          (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus

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                                       -8-

     supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f) The Company will arrange for the qualification of the Offered Securities for sale and (if the Offered Securities are debt securities, Preferred Stock or Warrants) the determination of their eligibility for investment under the laws of such jurisdictions in the United States as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution, provided, however, that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

          (g) If the Offered Securities are debt securities, Preferred Stock, Debt Security Warrants or Preferred Stock Warrants, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue (if the Offered Securities are debt securities or Debt Security Warrants) or any series of Preferred Stock issued or guaranteed by the Company (if the Offered Securities are Preferred Stock or Preferred Stock Warrants), or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under "Blackout" in the Terms Agreement, except in each case in connection with securities being offered or to be offered pursuant to registration statements filed by the Company under the Act prior to the date of the Prospectus.

          (h) If the Offered Securities are Common Stock, Common Stock Warrants or are convertible into Common Stock, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock, Common Stock Warrants or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under "Blackout" in the Terms Agreement, except issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of the Terms Agreement, grants of employee stock options pursuant to the terms of stock option or equity incentive plan of the Company, issuances of Common Stock pursuant to the exercise of such options or issuances of Common Stock pursuant to the Company's employee stock purchase or other similar plan.

     5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Deloitte & Touche LLP in form and substance satisfactory to the Representatives concerning the financial information with respect to the Company set forth in the Prospectus, including any documents incorporated by reference therein.

          (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4 (a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

          (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including any Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or Preferred Stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or Preferred Stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including any Representatives, be likely to prejudice materially the success of the proposed issue, sale or disposition of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or, New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

          (d) The Representatives shall have received an opinion, dated the Closing Date, of Testa, Hurwitz & Thibeault, LLP, counsel for the Company, substantially to the effect that:

               (i) The Company is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in Massachusetts;

               (ii) If the Offered Securities are debt securities, the Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; the Offered Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered; the Indenture and the Offered Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (it being agreed that such counsel may recite that they are members only of the bar of the Commonwealth of Massachusetts and that its opinion as to enforceability assumes that the applicable law governing enforceability is that of the Commonwealth of Massachusetts); and the Offered Securities other than any Contract Securities conform, and any Contract Securities, when so issued and delivered and sold will conform, to the description thereof contained in the Prospectus;

               (iii) If the Offered Securities are Preferred Stock, the Offered Securities have been duly authorized; the Offered Securities other than any Contract Securities have been validly issued and are fully paid and nonassessable; any Contract Securities, when issued, delivered and sold pursuant to Delayed Delivery Contracts, will be validly issued, fully paid and non-assessable; and the Offered Securities other than any Contract Securities conform, and any Contract Securities, when so issued, delivered and sold, will conform, to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities;

               (iv) If the Offered Securities are Common Stock, the Offered Securities have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities;

               (v) If the Offered Securities are convertible into Common Stock of the Company, the Offered Securities other than any Contract Securities are, and any Contract Securities, when (if the Offered Securities are debt securities) executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts or (if the Offered Securities are Preferred Stock) when issued, delivered and sold pursuant to Delayed Delivery Contracts, will be convertible into Common Stock of the Company in accordance with (if they are debt securities) the Indenture or (if they are Preferred Stock) their terms; the shares of Common Stock initially issuable upon conversion of the Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; and the stockholders of the Company have no preemptive rights with respect to the Common Stock to be issued upon conversion;

               (vi) If the Offered Securities are Common Stock or are convertible into Common Stock, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, except in each case in connection with securities offered or to be offered pursuant to registration statements filed by the Company under the Act prior to the date of the Prospectus.

               (vii) If the Offered Securities are Warrants, the Warrant Agreement has been duly authorized and the Offered Securities have been duly authorized; the Warrant Agreement has been duly executed, issued and delivered by the Company, such Offered Securities have been duly executed, authenticated, issued and delivered by the Company and conform to the description thereof contained in the Prospectus; and the Warrant Agreement and Offered Securities constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (it being agreed that such counsel may recite that they are members only of the bar of the Commonwealth of Massachusetts and that its opinion as to enforceability assumes that the applicable law governing enforceability is that of the Commonwealth of Massachusetts).

               (viii) If the Offered Securities are Common Stock Warrants or Preferred Stock Warrants, the shares of Common Stock or Preferred Stock of the Company, as applicable, initially issuable upon exercise of such Offered Securities have been duly authorized and reserved for issuance upon such exercise of such Offered Securities and, when issued upon such exercise, will be validly such person or to require the Company to include such securities in the securities registered pursuant to the Registration issued, fully paid and nonassessable; and the stockholders of the Company have no preemptive rights with respect to the Common Stock or Preferred Stock, as applicable, initially issuable upon exercise of such Offered Securities.

               (ix) If the Offered Securities are Debt Security Warrants, the debt securities initially issuable upon exercise of such Offered Securities have been duly authorized for issuance upon such exercise of such Offered Securities and, when issued upon such exercise and authenticated in the manner provided for in the Indenture and delivered in accordance with the terms of the Debt Security Warrants, will conform to the description thereof contained in the Prospectus and constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (it being agreed that such counsel may recite that they are members only of the bar of the Commonwealth of Massachusetts and that its opinion as to enforceability assumes that the applicable law governing enforceability is that of the Commonwealth of Massachusetts).

               (x) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and, if the Offered Securities are debt securities, the Trust Indenture Act and such as may be required under state securities laws;

               (xi) The execution, delivery and performance of the Indenture (if the Offered Securities are debt securities), the Warrant Agreement (if the Offered Securities are Warrants), the Terms Agreement (including the provisions of this Agreement) and, if the Offered Securities are debt securities or Preferred Stock, any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and, if the Offered Securities are debt securities, Preferred Stock or Warrants, compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (1) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (2) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (3) the charter or by-laws of the Company or any such subsidiary, except, in the case of subclauses (1) and (2), such breaches, violations and defaults which would not individually or in the aggregate have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

               (xii) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; such counsel has participated in conferences with officers and other representatives of the Company, and representatives of the independent public accountants for the Company, and representatives of the Underwriters, at which conferences the contents of the Registration Statement and related matters were discussed and although such counsel need not pass upon, nor assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, no facts have come to the attention of such counsel that cause such counsel to believe that the Registration Statement, as of the date of the Terms Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no belief with respect to the financial statements, the notes thereto and related schedules, or other financial data or statistical data derived from the financial statements included in, or omitted from, the Registration Statement, and that the descriptions in the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and

               (xiii) The Terms Agreement (including the provisions of this Agreement) and, if the Offered Securities are debt securities, Preferred Stock or Warrants, any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

          (e) The Representatives shall have received an opinion, dated the Closing Date, of counsel for the Company, substantially to the effect that:

               (i) Each subsidiary of the Company that (a) is guaranteeing the Offered Securities, (b) is pledging its assets to secure, or the capital stock of which is being pledged to secure, the Offered Securities and (c) is a significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X, as promulgated by the Commission as of the date hereof) is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as may be described in the Prospectus; and each such subsidiary of the Company that is incorporated in the United States is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to so qualify would not individually or in the aggregate have a Material Adverse Effect; and the capital stock of each such subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

          (f) The Representatives shall have received from intellectual property counsel for the Company, such opinion or opinions, dated the Closing Date, with respect to the intellectual property rights, as defined herein, of the Company and other related matters as the Representatives may require.

          (g) The Representatives shall have received from ________, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (h) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

          (i) The Representatives shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

     The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

     6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

     (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could reasonably be expected to have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party. No indemnified party shall effect any settlement of any pending or threatened action without the prior written consent of the indemnifying party, which such consent shall not be unreasonably withheld or delayed.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     7. DEFAULT OF UNDERWRITERS. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount (if debt securities) or number of shares (if Preferred Stock or Common Stock) of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount (if debt securities) or number of shares (if Preferred Stock or Common Stock) of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount (if debt securities) or number of shares (if Preferred Stock or Common Stock) of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount (if debt securities) or number of shares (if Preferred Stock or Common Stock) of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. If the Offered Securities are debt securities or Preferred Stock, the respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts (if debt securities) or numbers of shares (if Preferred Stock) of the Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

     8. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     9. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Acusphere, Inc., Three Enterprise Drive, Shelton, CT, 06484, Attention: Chief Financial Officer.

     10. SUCCESSORS. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in
Section 6, and no other person will have any right or obligation hereunder.

     11. REPRESENTATION OF UNDERWRITERS. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

     12. COUNTERPARTS. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     13. APPLICABLE LAW. THIS AGREEMENT AND THE TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                                Very truly yours,

                                                     ACUSPHERE, INC.


                                                     By
                                                        ------------------------
                                                             [Insert title]

The foregoing Terms Agreement is hereby
confirmed and accepted as of the date first above written.

      [NAMES OF UNDERWRITERS]

____________________________________


____________________________________

[Acting on behalf of themselves and as the Representatives of the several Underwriters.]

                                                                         ANNEX I

     (THREE COPIES OF THIS DELAYED DELIVERY CONTRACT SHOULD BE SIGNED AND RETURNED TO THE ADDRESS SHOWN BELOW SO AS TO ARRIVE NOT LATER THAN 9:00 A.M., NEW YORK TIME, ON______,______(1))

                            DELAYED DELIVERY CONTRACT

                                        [INSERT DATE OF INITIAL PUBLIC OFFERING]

Acusphere, Inc.
c/o [Name & Address of UNDERWRITER]

Gentlemen:

     The undersigned hereby agrees to purchase from Acusphere, Inc., a Delaware corporation ("COMPANY"), and the Company agrees to sell to the undersigned, [IF ONE DELAYED CLOSING, INSERT--AS of the DATE hereof, for delivery on _________________ ("DELIVERY DATE"),]

                              [$]_________[shares]

     --PRINCIPAL AMOUNT--OF THE COMPANY'S [INSERT TITLE OF SECURITIES] ("SECURITIES"), offered by THE COMPANY'S PROSPECTUS DATED _________________ AND A PROSPECTUS Supplement dated _____________, relating thereto, receipt of copies of which is hereby acknowledged, at ___% of the principal amount thereof plus accrued interest, if any, --$_________ per share plus accrued dividends, if any,--and on the further terms and conditions set forth in this Delayed Delivery Contract ("CONTRACT").

     [IF TWO OR MORE DELAYED CLOSINGS, INSERT THE FOLLOWING:

     The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the--principal--amounts set forth below:

     (1) INSERT DATE WHICH IS THE THIRD FULL BUSINESS DAY PRIOR TO CLOSING DATE UNDER THE TERMS AGREEMENT.

                                                 PRINCIPAL AMOUNT
              DELIVERY DATE                      NUMBER OF SHARES
             ---------------                    ------------------
        ____________________________       _____________________________

        ____________________________       _____________________________

Each of such delivery dates is hereinafter referred to as a Delivery Date.]

     Payment for the Securities that the undersigned has agreed to purchase for delivery on--the--each--Delivery Date shall be made to the Company or its order in Federal (same day) funds by certified or official bank check or wire transfer to an account designated by the Company, at the office of _________, at 10 A.M. on--the--such--Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned for delivery on such Delivery Date in definitive [IF DEBT ISSUE, INSERT--FULLY registered] form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to--the--such--Delivery Date.

     It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on--the--each--Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at--the--such--Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total--principal amount--number of shares--of the Securities less the--principal amount---number of shares--thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

     Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

     This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                           Yours very truly,


                                           -------------------------------------
                                                     (Name of Purchaser)


                                           By
                                             -----------------------------------

                                           -------------------------------------
                                                    (Title of Signatory)

                                           -------------------------------------
                                                  (ADDRESS OF PURCHASER)

Accepted, as of the above date.

ACUSPHERE, INC.


By
  ----------------------------------
           [INSERT TITLE]

                                                                       EXHIBIT A

                           ACUSPHERE, INC.("COMPANY")

                                 DEBT SECURITIES

                            [FORM OF] TERMS AGREEMENT

To: The [Representative[s] of the] Underwriters identified herein

Dear Sirs:

     The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company's registration statement on Form S-3 (No. 333- ) ("UNDERWRITING AGREEMENT"), the following securities ("OFFERED SECURITIES") on the following terms:

     TITLE: [ %] [Floating Rate]--Notes--Debentures--Bonds--Due

     PRINCIPAL AMOUNT: $

     OVER-ALLOTMENT: In addition, upon written notice from the Representative[s] given to the Company from time to time not more than 30 days subsequent to the date hereof, the Underwriters may purchase up to $_________ additional principal amount of the Offered Securities (the "Optional Securities") at the purchase price. The Company agrees to sell to the Underwriters the Optional Securities, and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the Principal Amount of Offered Securities set forth opposite such Underwriter's name on Schedule A hereto (subject to adjustment by the Representative[s] to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Offered Securities. No Optional Securities shall be sold or delivered unless the Offered Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative[s] to the Company.

     INTEREST: [ % per annum, from _______________, ____, payable semiannually on ________and ________, commencing __________________, ____ to holders of record on the preceding _________ or __________, as the case may be.] [Zero coupon.]

     MATURITY:

     OPTIONAL REDEMPTION:

     SINKING FUND:

     LISTING:  [None.] [        Stock Exchange.] [The Nasdaq Stock Market Inc.'s
National Market.]

     DELAYED DELIVERY CONTRACTS: [None.] [Delivery Date[s] shall be      , .
Underwriters' fee is % of the principal amount of the Contract Securities.]

     PURCHASE PRICE: % of principal amount, plus accrued interest[i, if any,] from

     EXPECTED REOFFERING PRICE: % of principal amount, subject to change by the [Representative[s] [Underwriters].

     CLOSING:                    10 A.M. on              , , at ____________, in
Federal (same day) funds.

     SETTLEMENT AND TRADING:     [Physical certificated form.] [Book-Entry Only
via DTC.]

     BLACKOUT:                    Until             days after the Closing Date.

     [NAME[S] AND ADDRESS[ES] OF THE [REPRESENTATIVE[S]] [UNDERWRITER[S]]:]

     The respective principal amounts of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

     The provisions of the Underwriting Agreement are incorporated herein by reference.

     The Offered Securities will be made available for checking and packaging at the office of _____________ at least 24 hours prior to the Closing Date.

     For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of (i) the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the paragraph under the caption "Underwriting" in the prospectus supplement
and the information contained in the                                   paragraph
under the caption "Underwriting" in the prospectus supplement; and (ii) the following information in the prospectus supplement furnished on behalf of [INSERT NAME OF UNDERWRITER]: .

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                                Very truly yours,

                                                     ACUSPHERE, INC.


                                                     By
                                                       -------------------------

The foregoing Terms Agreement is hereby
confirmed and accepted as of the date first above written.

      [NAMES OF UNDERWRITER[S]]

____________________________________


____________________________________

[Acting on behalf of themselves and as the Representatives of the several Underwriters.]

                                   SCHEDULE A

UNDERWRITER                                              PRINCIPAL AMOUNT
-------------                                            ------------------
                                                         $


                                                         ------------------
Total                                                    $
                                                         ------------------

                                                                       EXHIBIT B

                                 ACUSPHERE, INC.
                                   ("COMPANY")

                            PREFERRED--COMMON--STOCK

                           [FORM OF] TERMS AGREEMENT

To: The [Representative[s] of the] Underwriters identified herein

Dear Sirs:

     The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company's registration statement on Form S-3 (No. 333- ) ("UNDERWRITING AGREEMENT"), the following securities ("OFFERED SECURITIES") on the following terms:

     TITLE:

     NUMBER OF SHARES:

     OVER-ALLOTMENT: In addition, upon written notice from the Representative[s] given to the Company from time to time not more than 30 days subsequent to the date hereof, the Underwriters may purchase up to additional shares of the Offered Securities (the "Optional Securities") at the purchase price. The Company agrees to sell to the Underwriters the Optional Securities, and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the Number of Offered Securities set forth opposite such Underwriter's name on Schedule A hereto (subject to adjustment by the Representative[s] to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Offered Securities. No Optional Securities shall be sold or delivered unless the Offered Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative[s] to the Company.

     (1) DIVIDEND RATE:

     (1) TO BE INCLUDED ONLY IF TERMS AGREEMENT RELATES TO PREFERRED STOCK

     (1) OPTIONAL REDEMPTION:

     (1) SINKING FUND:

     (1) LISTING: [None.] [ Stock Exchange.] [The Nasdaq Stock Market Inc.'s National Market.]

     (1) DELAYED DELIVERY CONTRACTS: [None.] [Delivery Date[s] shall be , .
Underwriters' fee is $   per share of the Contract Securities.]

     PURCHASE PRICE:    $    per share [IF PREFERRED STOCK ISSUE,
INSERT--PLUS accrued dividends[, if any,] from     , ].

     EXPECTED REOFFERING PRICE:   $   per share, subject to change by the
[Representative[s]] [Underwriters].

     CLOSING:   10 A.M. on   , , at ____________, in Federal (same day) funds.

     (2) UNDERWRITER[S']['S] COMPENSATION:   $   payable to the
[Representative[s] for the proportionate accounts of the] Underwriter[s] on the Closing Date.

     BLACKOUT: Until days after the Closing Date.

     [NAME[S] AND ADDRESS[ES] OF THE [REPRESENTATIVE[S]] [UNDERWRITER[S]]:]

     The respective numbers of shares of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

     The provisions of the Underwriting Agreement are incorporated herein by reference.

     The Offered Securities will be made available for checking and packaging at the office of ________at least 24 hours prior to the Closing Date.

     For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of (i) the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the paragraph under the caption "Underwriting" in the prospectus supplement and the information contained in the paragraph under the caption "Underwriting" in the prospectus supplement; and (ii) the following information in the prospectus supplement furnished on behalf of [INSERT NAME OF UNDERWRITER]: .

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                                Very truly yours,

                                                     ACUSPHERE, INC.


                                                     By
                                                        ------------------------
                                                             [INSERT TITLE]

The foregoing Terms Agreement is hereby
confirmed and accepted as of the date first above written.

     [NAMES OF UNDERWRITER[S]]

____________________________________


____________________________________

[Acting on behalf of themselves and as the Representatives of the several Underwriters.]

                                   SCHEDULE A

UNDERWRITER                                              PRINCIPAL AMOUNT
-------------                                            ------------------
                                                         $


                                                         ------------------
Total                                                    $
                                                         ------------------

                                                                       EXHIBIT C

                                 ACUSPHERE, INC.
                                   ("COMPANY")

            [COMMON STOCK] [PREFERRED STOCK] [DEBT SECURITY] WARRANTS

                            [FORM OF] TERMS AGREEMENT

To: The [Representative[s] of the] Underwriters identified herein

Dear Sirs:

     The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company's registration statement on Form S-3 (No. 333- ) ("UNDERWRITING AGREEMENT"), the following securities ("OFFERED SECURITIES") on the following terms:

     TITLE:

     NUMBER: WARRANT AGENT:

     NUMBER OF [COMMON STOCK] [PREFERRED STOCK] [DEBT SECURITY] WARRANTS ISSUED WITH EACH [SHARE OF COMMON STOCK] [SHARE OF PREFERRED STOCK] [$ PRINCIPAL AMOUNT OF DEBT SECURITIES]:

     [NUMBER OF SHARES] [PRINCIPAL AMOUNT] PURCHASABLE UPON EXERCISE OF ONE [COMMON STOCK] [PREFERRED STOCK] [DEBT SECURITY] WARRANT:

     DATE ON WHICH [COMMON STOCK] [PREFERRED STOCK] [DEBT SECURITY] WARRANTS
EXPIRE:

     OVER-ALLOTMENT: In addition, upon written notice from the Representative[s] given to the Company from time to time not more than 30 days subsequent to the date hereof, the Underwriters may purchase up to________________________________ _____________________________________________________________________additional shares of the Offered Securities (the "Optional Securities") at the purchase price. The Company agrees to sell to the Underwriters the Optional Securities, and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the Number of Offered Securities set forth opposite such Underwriter's name on Schedule A hereto (subject to adjustment by the Representative[s] to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Offered Securities. No Optional Securities shall be sold or delivered unless the Offered Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative[s] to the Company.

     LISTING:    [None.] [     Stock Exchange.] [The Nasdaq Stock Market Inc.'s
National Market.]

     DELAYED DELIVERY CONTRACTS:      [None.][Delivery Date[s] shall be , .
Underwriters' fee is                      .] EXERCISE PRICE(s): $

     PURCHASE PRICE:   $

     EXPECTED REOFFERING PRICE:   $

     CLOSING:   10 A.M. on     , , at ________, in Federal (same day) funds.

     (3) UNDERWRITER[S']['S] COMPENSATION: $   payable to the [Representative[s]
for the proportionate accounts of the] Underwriter[s] on the Closing Date.

     BLACKOUT:    Until   days after the Closing Date.

     [NAME[S] AND ADDRESS[ES] OF THE [REPRESENTATIVE[S]] [UNDERWRITER[S]]:]

     The respective numbers of shares of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

     The provisions of the Underwriting Agreement are incorporated herein by reference.

     The Offered Securities will be made available for checking and packaging at the office of ________at least 24 hours prior to the Closing Date.

     For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of (i) the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the paragraph under the caption "Underwriting" in the prospectus supplement and the information contained in the paragraph under the caption "Underwriting" in the prospectus supplement; and (ii) the following information in the prospectus supplement furnished on behalf of [INSERT NAME OF UNDERWRITER]: .

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                                Very truly yours,

                                                     ACUSPHERE, INC.


                                                     By
                                                        ------------------------
                                                             [INSERT TITLE]

The foregoing Terms Agreement is hereby
confirmed and accepted as of the date first above written.

     [NAMES OF UNDERWRITER[S]]

____________________________________


____________________________________

[Acting on behalf of themselves and as the Representatives of the several Underwriters.]

                                   SCHEDULE A

UNDERWRITER                                          NUMBER OF WARRANTS
-------------                                        ---------------------
                                                     $


                                                     ------------------
Total                                                $
                                                     ------------------